News Release

PolyOne Streamlines Organization and
Presentation of Financial Results

CLEVELAND – July 1, 2008 – PolyOne Corporation (NYSE: POL), a premier provider of specialized polymer materials, services and solutions, announced on June 30, 2008 the streamlining of its management and segment organization as well as the presentation of its financial results.

Producer Services, which offers compounding expertise and multiple manufacturing platforms to resin producers and processors, will be combined with Geon Performance Polymers to form the Performance Products and Solutions operating segment. This segment will be led by Rob Rosenau, senior vice president and general manager.

In addition, North American Color and Additives and Specialty Inks and Polymer Systems will be combined into a new operating segment named Specialty Color, Additives and Inks. The newly created segment will be led by John Van Hulle, vice president and general manager.

The Company also announced that it has defined gross margin as a line item on the face of its externally presented financial statements.

“These changes represent another step in our transformation process and improve investor transparency,” said Stephen D. Newlin, chairman, president and chief executive officer. “By streamlining our management structure we are able to more closely align our reporting organization with our three platforms. We further believe that investors will welcome the enhanced gross margin and operating income disclosures that highlight our specialty focus.”

The Company frequently discusses its businesses in terms of three strategic platforms – Performance Products and Solutions, PolyOne Distribution and Specialty. The Performance Products and Solutions and PolyOne Distribution platforms will also be reportable segments.

The Specialty platform will consist of three reportable segments – International Color and Engineered Materials, Specialty Engineered Materials and Specialty Colors, Additives and Inks.

The Resin and Intermediates reportable segment, which consists almost entirely of PolyOne’s 50 percent equity interest in SunBelt Chlor-Alkali Partnership (and the Company’s former 24 percent equity interest in Oxy Vinyls LP through its disposition date of July 6, 2007), will no longer be discussed as part of the Performance Products and Solutions platform.

The chart below illustrates this organization in the context of the Company’s operating segments and reporting units:

PLATFORMS
- Operating Segments
o Reporting Units

PERFORMANCE PRODUCTS AND SOLUTIONS
- Performance Products and Solutions
o Geon Compounds
o Specialty Resins
o Specialty Coatings
o Producer Services

POLYONE DISTRIBUTION
- PolyOne Distribution

SPECIALTY
- International Color and Engineered Materials
- Specialty Engineered Materials
o North American Engineered Materials
o GLS
- Specialty Color, Additives and Inks
o North American Color and Additives
o Specialty Inks and Polymers

Resin and Intermediates will continue to be a reportable segment, but will not be discussed as part of the Performance Products and Solutions platform.

To facilitate investor analysis, the Company has included attachments with this release that recast historical information according to the new structure.

About PolyOne

PolyOne Corporation, with annual revenues of more than $2.7 billion, is a premier provider of specialized polymer materials, services and solutions. Headquartered outside of Cleveland, Ohio USA, PolyOne has operations around the world. For additional information on PolyOne, visit our new website at www.polyone.com.

Investor Contact:	Robert M. Patterson
Senior Vice President & Chief Financial Officer
440-930-3302

Forward-looking Statements
In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance and/or sales. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance; results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results, including those of GLS. Factors that could cause actual results to differ materially include, but are not limited to:

•
the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks;

•	changes in polymer consumption growth rates within the U.S., Europe or Asia or other countries where PolyOne conducts business;
•
changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which PolyOne participates;

•	fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles;
•	production outages or material costs associated with scheduled or unscheduled maintenance programs;
•	the cost of compliance with environmental laws and regulations, including any increased cost of complying with new or revised laws and regulations;
•
unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require any increase in our costs and/or reserves for such contingencies;

•	an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to cost reductions and employee productivity goals;
•	an inability to raise or sustain prices for products or services;
•	an inability to maintain appropriate relations with unions and employees in certain locations in order to avoid business disruptions;
•	any change in any agreements with product suppliers to PolyOne Distribution that prohibits PolyOne from continuing to distribute a supplier’s products to customers;
•	the ability to successfully integrate GLS;
•	the ability to successfully integrate Ngai Hing PlastChem, and
•	other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties. (Ref. #32108)

Attachment 1

PolyOne Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	1Q08	4Q07	3Q07	2Q07	1Q07	2007Y
Sales	$713.7	$631.3	$664.8	$688.8	$657.8	$2,642.7

Cost of sales	628.8	566.9	634.8	606.3	573.7	2,381.7
Gross margin	84.9	64.4	30.0	82.5	84.1	261.0
Selling and administrative	72.9	56.9	65.3	68.5	64.1	254.8
Income (loss) from equity affiliates and minority interest	8.1	11.1	11.7	(1.6)	6.5	27.7
Operating income (loss)	20.1	18.6	(23.6)	12.4	26.5	33.9
Interest expense, net	(8.4)	(7.1)	(10.3)	(15.1)	(14.4)	(46.9)
Premium on early extinguishment of debt	–	–	(7.5)	(5.3)	–	(12.8)
Other expense, net	(2.0)	(2.1)	(1.8)	(1.8)	(0.9)	(6.6)
Income (loss) before income taxes	9.7	9.4	(43.2)	(9.8)	11.2	(32.4)
Income tax benefit (expense)	(3.2)	(2.3)	45.5	4.4	(3.8)	43.8
Net income (loss)	$6.5	$7.1	$2.3	$(5.4)	$7.4	$11.4

Basic and diluted earnings per common share:	$0.07	$0.08	$0.02	$(0.06)	$0.08	$0.12

Weighted average shares used to compute earnings per share:
Basic	92.9	92.9	92.8	92.8	92.6	92.8
Diluted	93.3	93.2	93.3	92.8	93.0	93.1

Dividends declared per share of common stock	$–	$–	$–	$–	$–	$–

	4Q06	3Q06	2Q06	1Q06	2006Y
Sales	$595.2	$666.2	$686.4	$674.6	$2,622.4

Cost of sales	527.6	603.6	599.5	591.2	2,321.9
Gross margin	67.6	62.6	86.9	83.4	300.5
Selling and administrative	56.6	56.2	54.9	54.2	221.9
Income from equity affiliates and minority interest	11.6	30.0	31.6	38.8	112.0
Operating income	22.6	36.4	63.6	68.0	190.6
Interest expense, net	(15.9)	(15.1)	(16.0)	(16.1)	(63.1)
Premium on early extinguishment of debt	(3.2)	–	(1.2)	–	(4.4)
Other expense, net	0.1	(0.2)	(1.5)	(1.2)	(2.8)
Income before income taxes and discontinued operations	3.6	21.1	44.9	50.7	120.3
Income tax benefit (expense)	10.9	(1.5)	(2.4)	(1.7)	5.3
Income from continuing operations	14.5	19.6	42.5	49.0	125.6
Loss from discontinued operations and loss on sale, net of income taxes	(0.6)	–	–	(2.1)	(2.7)
Net income	$13.9	$19.6	$42.5	$46.9	$122.9

Basic and diluted earnings per common share:
From continuing operations	$0.16	$0.21	$0.46	$0.53	$1.36
Net income	$0.15	$0.21	$0.46	$0.51	$1.33

Weighted average shares used to compute earnings per share:
Basic	92.5	92.5	92.4	92.1	92.4
Diluted	93.0	93.0	93.0	92.5	92.8

Dividends declared per share of common stock	$–	$–	$–	$–	$–

Attachment 2

Segment Information (Unaudited)
(In millions)

	1Q08	4Q07	3Q07	2Q07	1Q07	2007Y

Sales:
International Color and Engineered Materials	$165.2	$146.9	$147.4	$150.3	$144.0	$588.6
Specialty Engineered Materials	64.5	28.7	31.8	31.4	32.4	124.3
Specialty Color, Additives and Inks	58.4	53.0	58.7	60.5	59.8	232.0
Specialty Platform	288.1	228.6	237.9	242.2	236.2	944.9
Performance Products and Solutions	259.3	246.1	274.5	293.0	273.2	1,086.8
PolyOne Distribution	201.1	184.0	185.8	190.1	184.4	744.3
Corporate and eliminations	(34.8)	(27.4)	(33.4)	(36.5)	(36.0)	(133.3)
Sales	$713.7	$631.3	$664.8	$688.8	$657.8	$2,642.7

Gross margin:
International Color and Engineered Materials	$28.8	$23.0	$23.9	$25.8	$23.2	$95.9
Specialty Engineered Materials	11.6	2.9	3.4	3.1	2.8	12.2
Specialty Color, Additives and Inks	11.2	9.5	11.2	11.3	9.3	41.3
Specialty Platform	51.6	35.4	38.5	40.2	35.3	149.4
Performance Products and Solutions	21.0	15.6	23.9	30.9	35.1	105.5
PolyOne Distribution	17.2	15.4	14.8	15.8	14.7	60.7
Resin and Intermediates	−	−	−	(0.2)	0.8	0.6
Corporate and eliminations	(4.9)	(2.0)	(47.2)	(4.2)	(1.8)	(55.2)
Gross margin	$84.9	$64.4	$30.0	$82.5	$84.1	$261.0

Operating income (loss):
International Color and Engineered Materials	$7.8	$4.8	$6.5	$7.8	$6.0	$25.1
Specialty Engineered Materials	2.9	(1.0)	−	(0.3)	(0.9)	(2.2)
Specialty Color, Additives and Inks	2.8	1.3	3.2	2.6	(0.1)	7.0
Specialty Platform	13.5	5.1	9.7	10.1	5.0	29.9
Performance Products and Solutions	8.3	4.3	12.6	18.6	22.0	57.5
PolyOne Distribution	5.5	5.7	5.3	6.5	4.6	22.1
Resin and Intermediates	5.9	8.4	11.2	10.9	4.3	34.8
Corporate and eliminations	(13.1)	(4.9)	(62.4)	(33.7)	(9.4)	(110.4)
Operating income (loss)	$20.1	$18.6	$(23.6)	$12.4	$26.5	$33.9

Attachment 3

Segment Information Operations (Unaudited)
(In millions)

	4Q06	3Q06	2Q06	1Q06	2006Y

Sales:
International Color and Engineered Materials	$129.2	$130.6	$129.6	$121.3	$510.7
Specialty Engineered Materials	25.4	29.1	29.9	28.9	113.3
Specialty Color, Additives and Inks	55.7	64.2	67.4	65.8	253.1
Specialty Platform	210.3	223.9	226.9	216.0	877.1
Performance Products and Solutions	249.4	301.2	311.7	303.9	1,166.2
PolyOne Distribution	166.9	182.1	189.7	194.1	732.8
Corporate and eliminations	(31.4)	(41.0)	(41.9)	(39.4)	(153.7)
Sales	$595.2	$666.2	$686.4	$674.6	$2,622.4

Gross margin:
International Color and Engineered Materials	$20.0	$21.0	$22.1	$20.8	$83.9
Specialty Engineered Materials	1.8	3.1	3.6	2.2	10.7
Specialty Color, Additives and Inks	6.4	7.7	8.4	9.4	31.9
Specialty Platform	28.2	31.8	34.1	32.4	126.5
Performance Products and Solutions	26.7	26.4	37.8	33.2	124.1
PolyOne Distribution	12.4	14.3	15.0	15.9	57.6
Resin and Intermediates	0.1	0.3	(0.4)	−	−
Corporate and eliminations	0.2	(10.2)	0.4	1.9	(7.7)
Gross margin	$67.6	$62.6	$86.9	$83.4	$300.5

Operating income (loss):
International Color and Engineered Materials	$3.4	$5.2	$6.4	$5.6	$20.6
Specialty Engineered Materials	(1.8)	(0.1)	0.4	(0.9)	(2.4)
Specialty Color, Additives and Inks	(3.0)	(2.0)	0.1	0.8	(4.1)
Specialty Platform	(1.4)	3.1	6.9	5.5	14.1
Performance Products and Solutions	13.0	14.0	24.9	21.5	73.4
PolyOne Distribution	3.6	4.3	5.1	6.2	19.2
Resin and Intermediates	9.7	27.9	29.0	36.3	102.9
Corporate and eliminations	(2.3)	(12.9)	(2.3)	(1.5)	(19.0)
Operating income	$22.6	$36.4	$63.6	$68.0	$190.6